Exhibit 3.1(h)

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ARTICLES OF CONVERSION

OF

BIOEXPRESS CORP.

INTO

BIOEXPRESS, LLC

Pursuant to Utah Code Annotated Sections 16-10(a)-1008.7 and 48-2(c)-1401, and with the intent of obtaining the benefits and effects of conversion described in Utah Code Annotated Section 48- 2(c)-1403, the undersigned hereby adopts the following Articles of Conversion (“Articles”) for BioExpress Corp. (the “Corporation”):

ARTICLE I

PURPOSE

The purpose of these Articles is to convert the Corporation from a domestic corporation to a domestic limited liability company.

ARTICLE II

DATE AND JURISDICTION OF CREATION

The date on which, and jurisdiction where, the Corporation was first created, formed, incorporated or otherwise came into being, and its jurisdiction immediately prior to its conversion pursuant to the terms of these Articles are as follows:

Date	State/Jurisdiction
February 4, 1985	Utah

ARTICLE III

NAME OF CONVERTING ENTITY

The name of the converting entity immediately prior to the filing of these Articles is “BioExpress Corp.”

ARTICLE IV

NAME OF CONVERTED ENTITY

The name of the entity following the conversion described in these Articles, as set forth in that entity’s filing with the Division of Corporations and Commercial Code of the Utah Department of Commerce, shall be “BioExpress, LLC” (the “Company”). A copy of the Articles of Organization for the Company is attached to these Articles as Exhibit A.

ARTICLE V

EFFECTIVE DATE AND EFFECT OF CONVERSION

The conversion of the Corporation into the Company shall be effective as of the date of the filing of these Articles. There are currently 50,000 shares of common stock of the Corporation issued and

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outstanding. All shares of common stock are held by one shareholder. Upon the effective date of these Articles, all issued and outstanding shares of the Corporation shall automatically, and without further action on behalf of the holder of such shares, be converted into membership interests in the Company.

ARTICLE VI

APPROVAL OF CONVERSION

The conversion of the Corporation into the Company, as described in these Articles, has been duly approved by the sole shareholder of the Corporation in accordance with Utah Code Annotated Sections 16-10(a)-1008.7(c) and 48-2(c)-1404.

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IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion under penalty of perjury as of June 2, 2011.

BIOEXPRESS CORP.

By:	/s/ Thomas D. Salus
Name:	Thomas D. Salus
Its:	Secretary

EXHIBIT A

[Articles of Organization of BioExpress, LLC]

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ARTICLES OF ORGANIZATION

OF

BIOEXPRESS, LLC

These articles of organization forming a limited liability company under the laws of the State of Utah are made and executed as of June 2, 2011 by the undersigned person.

1. Name. The name of the limited liability company is BioExpress, LLC (the “Company”).

2. Period of Duration. The period of duration of the Company shall be a term of ninety-nine (99) years, beginning on the date these articles of organization are delivered for filing with the Utah Division of Corporations and Commercial Code of the Utah Department of Commerce (hereafter the “Division”), unless sooner terminated pursuant to law or the provisions of the Company’s Operating Agreement.

3. Business Purpose. The business purpose of the Company is to engage in any lawful business activity permitted under the laws of the State of Utah.

4. Registered Office and Agent. The address of the Company’s registered office is 201 South Main Street, Suite 1100, Salt Lake City, Utah 84111, and the name of its initial registered agent at that address is Ronald G. Moffitt.

5. Designated Office. The designated office of the Company where the Company’s records shall be maintained is 420 North Kays Drive, Kaysville, Utah 84037.

6. Management. The management of the Company will be vested in one or more managers. The name and street address of the initial managers of the Company are listed below (the “Managers”).

Theresa A. Balog

Radnor Corporate Center

Building One, Suite 200, P.O. Box 6660

One Hundred Matsonford Road

Radnor, PA 19087

Matthew Malenfant

Radnor Corporate Center

Building One, Suite 200, P.O. Box 6660

One Hundred Matsonford Road

Radnor, PA 19087

Randy Scott

420 North Kays Drive

Kaysville, Utah 84037

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By signing these Articles of Organization, the undersigned declares, under penalty of perjury, that the Company has one or more members, that the persons named as the Managers herein have consented to serve as a Manager of the Company, and that at or prior to filing these Articles, a writing has been prepared to be held with the records of the Company that sets forth the name and street address of each initial member and the name and street address of each of the Managers of the Company.

Thomas D. Salus, Organizer

ACKNOWLEDGEMENT OF REGISTERED AGENT

The undersigned, Ronald G. Moffitt, hereby acknowledges that he has been named as registered agent of BioExpress, LLC, a Utah limited liability company, and hereby agrees to act as registered agent of the limited liability company.

Dated: June 2, 2011

Ronald G. Moffitt, Registered Agent

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